Exhibit 10.1

Second Amended and Restated Loan and Option Agreement

Date: January 18, 2019

PARTIES

Court Cavendish Ltd, a company incorporated in England and Wales under no. 04290684, having its registered address at The Care House, Randalls Way, Leatherhead, Surrey, KT22 7TW (the “Lender”).

Long Blockchain Corp., a Delaware corporation, having its principal executive offices at 12-1 Dubon Court, Farmingdale, New York 11735 (formerly known as Long Island Iced Tea Corp., the “Company”).

BACKGROUND

A.	As of December 21, 2017, the Lender and the Company entered into that certain Loan and Option Agreement, dated as of December 21, 2017 (the “Original Agreement”), pursuant to which the Lender made available to the Company a facility in which the Lender provided financing to support the working capital requirements of the Company while the Company moved into specific ventures relating to blockchain technology and while the Company completes the spin out of its existing operating beverage business into an independent new company (the “Spin Out”).

B.	Simultaneously with the execution of the Original Agreement, and the Company having announced to the market its move to blockchain technology, the Lender made available to the Company a loan facility in the aggregate amount of USD 4,000,000, consisting of an initial USD 2,000,000 and two extensions of USD 1,000,000 each (each, an “Extension”). The Lender advanced USD 2,000,000 to the Company in three drawdowns in the amount of USD 750,000 on December 21, 2017, USD 750,000 on January 15, 2018 and USD 500,000 on January 30, 2018 (each an “Original Loan,” and together, the “Original Loans”).

C.	On December 26, 2017, the Lender converted the first of the Original Loans, in the amount of USD 750,000, and all accrued interest thereon, into shares of the Company’s common stock at a price of USD 3.00 per share, or an aggregate of 250,233 shares of the Company’s common stock.

D.	Effective May 3, 2018, the Company and the Lender entered into an Amended and Restated Loan and Option Agreement (the “Restated Agreement”). Under the Restated Agreement, the Lender agreed to make available a first Extension of USD 1,500,000, from which a drawdown in the amount of USD 1,000,000 was funded by the Lender on May 8, 2018. All amounts owed under the Restated Agreement were secured by all of the assets of the Company, subject to certain security interests previously granted by the Company under the Radium Facility (as defined below).

E.	The parties have agreed to amend and restate the terms of the Restated Agreement as set forth herein (the “Second Restated Agreement” or this “Agreement”).

IT IS AGREED

1.	On the date hereof, the Lender will convert all principal and any accrued but unpaid interest in excess of USD 700,000 (as increased by USD 40,000 to USD 740,000 under Section 22) into 12,723,382 shares of the Company’s common stock.

2.	The Company may not request any further drawdowns from the Lender hereunder.

3.	All remaining amounts outstanding (the “Loans”) will be due and payable on December 21, 2019 (the “Maturity Date”). Interest shall continue to accrue monthly, at a rate of 12.5% per annum, on the unpaid principal balance of the Loans and shall be due and payable, without demand or notice, at the Company’s election, quarterly in cash or in shares of the Company valued at USD 0.20 (subject to Section 14).

4.	The Company shall procure that the size of the Company’s Board of Directors is no more than seven (7). As of the date of this Agreement, the Lender shall have the right to designate two (2) members to the Company’s Board of Directors; provided that the Company’s Board of Directors shall have the right to reject any such designee if the Board of Directors determines in good faith that such designee is not reasonably acceptable to it because such designee (i) is not entitled to be a director under applicable law, or (ii) is a director, officer or employee of a company that competes with the Company. Such determination shall be made by the Company’s Board of Directors as promptly as practicable, and in any event within ten (10) business days after notification of the identity of the Lender’s designees to the Company, and shall be made in accordance with the Company’s customary procedures for approving members of the Board of Directors. The appointment of the Lender’s designees shall take place promptly, and in any event within ten (10) business days (unless the proviso to the second sentence of this Section 4 applies). If the Lender (and / or its affiliates and / or respective transferees) has in excess of 50% in aggregate of the voting capital stock of the Company, the Lender shall have the right to designate three (3) members of the Company’s Board of Directors. In the event that the Lender (and / or its affiliates and / or respective transferees) has in excess of 50% in aggregate of the voting capital stock of the Company, the Company shall take all required action as soon as reasonably practical to nominate and recommend the Lender’s additional designee for election to the Board of Directors at an annual or special meeting of the shareholders or without a meeting, without prior notice and without a vote, by written consent setting forth the action so taken by the Lender. No designees of Lender shall be entitled to any compensation from the Company for their service as directors; provided, however, that the Company will indemnify and advance expenses to the designees to the fullest extent permitted by law (and have the benefit of (i) the Company’s D&O insurance policy, and (ii) a customary indemnity in relation to liabilities from the Company). The Lender shall be entitled to remove or replace any directors appointed by it, subject to the requirements of applicable law. The Lender’s right to appoint (and replace) two (2) directors shall survive for so long as it or its affiliates (or any person to whom it or they transfer any shares or securities of the Company) hold, individually or collectively, at least twenty-five percent (25%) in aggregate of the voting capital stock of the Company at that time (the “Minimum Holding Condition”) and shall not expire upon the payment of the whole sum of principal and accrued interest owed under the Loans. From and after the earlier of (i) April 1, 2019 and (ii) the consummation of the Spin Out or any other disposition of the Company’s beverage business, the Company shall procure that the size of the Company’s Board of Directors is no more than five (5).

5.	The Company will create a committee on its Board of Directors, consisting of three (3) directors and shall include the two (2) directors designated by the Lender. Such committee will have to unanimously authorize any expense related to the Company’s existing operating beverage business that exceeds USD 100,000.

6.	So long as (i) any principal or accrued interest is owed to Lender under any Loan, and/ or (ii) the Minimum Holding Condition is satisfied, the Company will not, without the prior written consent of a majority of the Lender’s designees to the Company’s Board of Directors (or, if no Lender’s designees to the Company’s Board of Directors are appointed, the approval of the Lender (such approval not to be unreasonably withheld, conditioned or delayed)), do any of the following (and shall procure that its subsidiaries shall not do any of the following): (a) liquidate, dissolve or wind-up the affairs of the Company, (b) enter into any merger, consolidation, share exchange, reorganization, recapitalization or other similar transaction or business combination; (c) sell, convey or dispose of all or substantially all of the property, business, or assets of the Company and its subsidiaries (or any other property, business or assets with a value in excess of USD 75,000, other than in the ordinary course of business consistent with past practice in relation to non-M&A transactions); (d) acquire a substantial portion of the assets or business of another company or entity or acquire any other entity, assets or businesses where the enterprise value of such entity, assets or businesses exceeds USD 100,000; (e) form any subsidiary of the Company or enter into any partnership, joint venture or association by the Company or its subsidiaries; (f) sell or issue any additional shares or securities of the Company or any of its subsidiaries (excluding (x) such issuances of shares of common stock for cash or services up to 1,988,540 shares of common stock in the Company, (y) such issuances upon the exercise, conversion or exchange of currently outstanding (i) options, (ii) warrants or (iii) other rights to acquire shares or securities that are disclosed in Schedule 21, or (z) such issuances of warrants or options subsequently made to the Company’s employees, directors or consultants for bona fide compensatory purposes, consistent with past practice; provided, in the case of clause (z), such warrants or options shall have substantially the same terms as the warrants or options outstanding as of the date of this Agreement, other than as to exercise price; the exercise price of the warrants or options shall be no less than fair market value of the Company’s common stock on the date of issuance; and the number of shares of the Company’s common stock issuable upon exercise of such warrants and options shall be limited to up to 1,988,540 shares of common stock in the Company (collectively, “Permitted Securities”)); (g) purchase or redeem or pay any dividend on any capital stock; (h) amend the certificate of incorporation or bylaws of the Company (except as contemplated by this Agreement, including Section 15); or (i) enter into any agreement or other binding commitment to do any of the foregoing, except in each of the cases of clauses (a) through (i), as set forth on Schedule 6 (the “Permitted Activities”). If the Company receives any inquiry, proposal, offer, or expression of interest by any person (other than Lender and its affiliates) with respect to any of the foregoing, it shall promptly notify the Lender.

7.	If, at any time while the Loans are outstanding and / or the Minimum Holding Condition is satisfied, the Company proposes to issue and sell, for cash, shares of its capital stock or other securities exchangeable, convertible or exercisable for shares of its capital stock (the “Offered Shares”) (excluding upon the exercise of securities that are Permitted Securities under clauses (y) or (z) of the definition of Permitted Securities and excluding the transactions set forth in Schedule 7), the Company shall notify the Lender in writing of the material financial and other terms and conditions of such sale (the “Terms”), which notice shall constitute an offer by the Company to purchase any portion of the Offered Shares on the Terms. At any time prior to the expiration of ten (10) business days after such notice is given (the “Acceptance Period”), the Lender may, by written notice to the Company, accept the offer for the purchase of the Shares on the Terms. If the Lender does not give notice within the Acceptance Period, the Company may, during the sixty (60) business days following the expiration of the Acceptance Period, consummate the proposed sale of the Offered Shares to a third party on terms and conditions no more favorable to such party than the Terms. Thereafter, the Company and its subsidiaries shall be required to comply again with the requirements of this Section 7 with respect to any issuance of any Offered Shares.

8.

The Company shall use its commercially reasonable best efforts to have an effective registration statement registering the resale of all shares issued upon conversion of any Loan as soon as reasonably practicable. If the Company is unable to file a registration statement registering the resale of all shares issuable by May 14, 2019, such failure shall be considered a default in accordance with Section 19. The Company shall cause its counsel to issue a legal opinion to its transfer agent promptly after any resale by the Lender of shares of the Company’s common stock issued upon conversion of any Loan, to effect the removal of any restrictive legend on such shares, provided that the registration statement is effective and current or the conditions of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) have been satisfied in connection with such sale, and the Lender has delivered any documents required by the Company’s counsel in connection therewith (including any representations, certifications or covenants by the Lender or its broker). The Company and the Lender agrees that monetary damages may not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

9.	In the event the Company (i) disposes of its beverage business for cash (in whole or in part), or (ii) sells or issues shares of its common or other stock or any Common Stock Equivalents for cash, other than in an Exempt Issuance, in either case prior to the Maturity Date, the Company shall use 25% of the cash proceeds received by the Company or its subsidiaries from such disposition, sale or issuance to repay all or a portion of the principal and accrued but unpaid interest owed by the Company to Lender at such time (or such lesser amount if 25% of the cash proceeds received by the Company from the sale exceeds the amount of principal and accrued but unpaid interest owed by to the Company to the Lender at such time). “Common Stock Equivalent” means any securities of the Company which would entitle the holder thereof to acquire at any time shares of its common stock, including, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of its common stock. “Exempt Issuance” means the issuance of (a) shares of common stock or Common Stock Equivalents to employees, officers, directors, advisors or consultants of the Company pursuant to any stock or option plan or other compensatory plan, contract or arrangement duly adopted for such purpose, by a majority of the non-employee members of the Company’s Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, and (b) securities hereunder or upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of the Company’s common stock issued and outstanding on the date of this Second Restated Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities.

10.	The Company agrees, within fifteen (15) business days of the Company obtaining Stockholder Approval (as defined below), to issue to the individuals set forth in Schedule 10 warrants (the “New Warrants”) to purchase the number of shares of the Company’s common stock set forth next to each such individual’s name. The New Warrants shall have an exercise price of USD 0.25 per share, shall expire four years from the date of issuance, shall contain a cashless exercise feature and shall otherwise be on the same terms and conditions as the prior warrants in relation to 1,300,000 shares of the common stock of the Company previously issued to the Lender (the “Prior Warrants” and collectively with the New Warrants, the “Warrants”). The terms of any Prior Warrants are hereby amended to be exercisable into shares of the Company’s common stock at USD 0.20 (subject to the limitations on exercising the Warrants in Section 15) and the Prior Warrants shall be amended and restated within five days of this Second Restated Agreement on the terms set out in Exhibit A.

11.	The Company hereby grants the Lender a security interest in all of the Collateral as defined in the Security Agreement, dated as of an even date herewith, by and between the Company and the Lender, attached as Exhibit B (the “Security Agreement”). The Lender acknowledges that the Company granted a security interest in the Collateral to Radium2 Capital Inc. (“Radium”), securing the Company’s obligations to Radium under that certain Agreement for the Purchase and Sale of Future Receipts between the Company and Radium dated November 24, 2017 (the “Radium Facility”), and that the security interest in the Collateral granted to Radium shall have priority over the security interest in the Collateral granted to the Lender. Reference herein to the security interest in the Collateral shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest, if any, as provided herein.

12.	The Lender may, with or without advance notice to the Company or any guarantor or other party liable therefor, extend or renew the Loans, or extend the time for making payment of any amount provided for herein, or accept any amount in advance, all without affecting the liability of the Company or any other party or guarantor liable therefor.

13.	The Company may repay any Loan in whole or in part at any time without penalty or premium, but with payment of accrued but unpaid interest through the date of such repayment.

14.	At the Maturity Date, at the Lender’s election, the Company shall repay the outstanding amount of the Loans together with accrued interest either in cash or in shares of the Company’s common stock at USD 0.20.

15.	In consideration of the Lender making the Loans to the Company, the Company hereby grants the Lender the option (the “Option”), at any time and from time to time until the Loans and all accrued interest thereon are repaid in full, to convert all or any portion of the principal amount of the outstanding Loans and all accrued interest on such converted portion of the Loans, into shares of the Company’s common stock at USD 0.20. Notwithstanding anything else herein to the contrary, Lender shall have no right to convert any portion of its Loans to the extent the Company does not have a sufficient number of authorized shares of its common stock to satisfy such conversion. The Company shall take all action necessary to increase the Company’s authorized shares of common stock to an amount sufficient to allow the Company to issue the maximum number of shares of its common stock into which the Loans and Warrants are then convertible or exercisable, after taking into account all other shares of common stock then reserved by the Company for issuance, including, in connection with any annual or special meeting of stockholders of the Company after the date hereof, if necessary, using its best efforts to obtain the approval of the Company’s stockholders (the “Stockholder Approval”). In connection with any such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of common stock, and the Board of Directors of the Company shall recommend to the stockholders that they approve such proposal. The Lender hereby agrees to vote all shares of the Company’s common stock beneficially owned by the Lender, whether now owned or hereafter acquired, in favor of such proposal.

16.	Subject to the Minimum Holding Condition, the Company shall provide reasonable updates to the Lender, within the constraints of the law and government agencies, and subject to reasonable confidentiality restrictions, at no greater than monthly intervals.

17.	Whether or not required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), the Company will file all SEC Reports prepared in all material respects in accordance with all of the rules and regulation applicable to such reports. If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”), for any reason, the Company will nevertheless continue filing the SEC Reports with the SEC. “SEC Reports” means all statements, prospectuses, registration statements, forms, reports and documents, including exhibits and other information incorporated therein, required to be filed (or that would be required to be filed under Section 15(d) of the Exchange Act, if the Company is not then subject to the periodic reporting requirements of the Exchange Act) or actually filed or furnished by the Company or its subsidiaries with the SEC under the Exchange Act.

18.	So long as all or any portion of the Loans are outstanding, the Company will not, without the prior written consent of Lender, create or authorize the creation of any debt security senior to the Loans (excluding the obligations under the Radium Facility on the terms in effect on the date hereof).

19.	Upon the occurrence of any default, the whole sum of principal and accrued interest outstanding shall become due immediately at the option of the Lender. For the purposes of this Second Restated Agreement (excluding where used in Section 21), “default” shall include, but not be limited to: (i) any material adverse change, in the reasonable opinion of the Lender, in the financial condition or operations of the Company after the date of this Second Restated Agreement; (ii) failure to make any payment hereunder at the time prescribed for payment; (iii) filing, as to the Company or any guarantor or endorser of the Loans, of an involuntary petition which is not dismissed within sixty (60) days or of a voluntary petition under the provisions of the Federal Bankruptcy Code or any state statute for the relief of debtors; (iv) failure to obtain the Stockholder Approval by April 1, 2019, provided the Lender is not in breach of his obligations under Section 15; (v) subject to the Lender holding than less 50% of the voting capital stock of the Company, any Change of Control without the prior written consent of the Lender; or (vi) any material breach or other default, including any material breach of the Company’s duties to use its best efforts to obtain the Stockholder Approval, by the Company under this Agreement which, if curable, is not cured within thirty (30) days after the Company receives notice from the Lender of the occurrence thereof; provided that any breach of Sections 4, 6, 7, 8 or 21 shall be deemed to be a material breach. “Change of Control” means the sale of all or substantially all the assets of the Company; any merger, consolidation or acquisition of the Company with, by or into another corporation, entity or person in which the stockholders of the Company own less than 50% of the voting stock of the surviving or acquiring party following the transaction (taking into account, in the numerator, only stock of the Company held by such stockholders immediately before the transactions and stock issued in respect of such prior-held stock); or any change in the ownership of more than fifty percent (50%) of the voting capital stock of the Company in one or more related transactions.

20.	The times for the payment of the principal sum as herein stated are of the essence of this Second Restated Agreement. Upon the occurrence of any default (whether or not the Lender exercises its rights under Section 19 of this Second Restated Agreement), the amount of the principal sum hereunder, plus reasonable attorneys’ fees and expenses, shall bear interest from the date thereof to the actual date of payment (whether such payment is made voluntarily or as a result of legal process) at the maximum rate of interest permitted by law or 17.5% per annum, whichever is lower, from the date of the default to the date of actual payment.

21.	The Company represents and warrants to the Lender as follows: (i) the Company is a company duly incorporated and existing under the laws of the State of Delaware; (ii) the Company has the power to enter into, perform and comply with its obligations under this Second Restated Agreement and all corporate and other action required to authorise the execution of this Second Restated Agreement and the performance by the Company of its obligations under this Second Restated Agreement has been taken (other than the Stockholder Approval); (iii) no event of default or breach has occurred, and the Company is not in material default or breach under any other agreement to which it is a party (including the Radium Facility) and no event has occurred (or is occurring) that with notice or lapse of time or both would constitute a material breach or material default thereunder by the Company or any of its subsidiaries or, to the knowledge of the Company, any other party thereto; (iv) this Second Restated Agreement constitutes the legal, valid and binding obligation of the Company; (v) the shares of the Company’s common stock to be issued to the Lender pursuant to this Agreement, the Warrants or any Loan, when issued in accordance with the terms hereof, shall be duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable state and federal securities laws; (vi) the authorized capital stock of the Company as of the date of this Agreement and on a fully diluted basis is set forth on Schedule 21(v); (vii) the Company has filed or furnished all SEC Reports required to be filed with the SEC since the Company’s inception except as set forth on Schedule 21(vii); (viii) the Company does not have any liabilities that would be required to be disclosed in a balance sheet prepared in accordance with GAAP, other than liabilities provided for in or otherwise disclosed in its balance sheet dated as of June 30, 2018 (the “Most Recent Balance Sheet”), liabilities arising since the Most Recent Balance Sheet in the ordinary course of business consistent with past practice, and liabilities set forth on Schedule 21 (viii); and (ix) the financial statements contained in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 (the “Financial Statements”) (x) were prepared in accordance with the books of account and other financial records of the Company, (y) fairly present the financial position of the Company as of the dates thereof and the results of operations and cash flows of the Company as of the times and for the periods referred to therein and (z) were prepared in accordance with GAAP, except that the Financial Statements omit footnote disclosures and are subject to year-end adjustments that are not expected to be material in the aggregate. “GAAP” means United States generally accepted accounting principles as in effect from time to time, as applied consistently with the Company’s past practices.

22.	Each party shall bear its own expenses in connection with the transactions contemplated hereby; provided that the Company will pay USD 40,000 to cover the Lender’s legal and other expenses incurred in connection with the negotiation and execution of this Agreement (with such payment obligation being satisfied by the amount of the outstanding Loans being increased by USD 40,000).

23.	Any and all notices required or permitted to be given under any provision of this Second Restated Agreement shall be in writing and shall be deemed given upon personal delivery or the mailing thereof by first class certified mail, return receipt requested, upon transmission by telecopier, facsimile or electronic mail, or on the next business day upon delivery by overnight delivery service, in each case to the addresses or numbers set forth above or at such other addresses or numbers as they may have provided by prior written notice.

24.	This Second Restated Agreement shall not be assignable by the Lender without the prior written approval of the Company; provided, however, that such approval cannot be unreasonably withheld in the case of a proposed transfer or assignment by the Lender of all or any rights to any person to whom the Lender or any of its affiliates transfers any shares or securities in the Company. Notwithstanding anything else herein to the contrary, without the Company’s prior written consent, the Lender may transfer or assign (i) solely the right to receive payment of principal and interest (subject to and in accordance with the terms of this Second Restated Agreement) with respect to all (but not less than all) of the Loans and (ii) the Option. This Second Restated Agreement shall not be assignable by the Company without the prior written approval of the Lender.

25.	This Second Restated Agreement shall be governed by and constructed in accordance with the law of the State of New York without giving effect to principles of conflicts of law. This Second Restated Agreement may be signed in counterparts which, taken together, shall constitute one agreement.

26.	Nothing in this Second Restated Agreement prejudices the accrued rights and obligations of the parties prior to the date of this Second Restated Agreement (including the Original Agreement and the Restated Agreement); provided, however, that the Lender hereby waives any default that may be deemed to have occurred prior to the date hereof under the Original Agreement or the Restated Agreement arising out of facts or circumstances disclosed in the Company’s periodic reports filed with the SEC prior to the date of this Agreement or set forth in Schedule 26.

27.	No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the Lender. No waiver by either party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed, unless otherwise provided therein, to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, including under any of the Loans. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power with respect to any Loan.

28.	All sums payable by the Company shall be paid free and clear of all deductions or withholdings, save as required by law. If any deduction or withholding is required by law from any payment by the Company, the Company shall pay such additional amount as will, after such deduction or withholding has been made, leave the Lender with the full amount which would have been received by it had no such deduction or withholding been required to be made.

29.	References to “including” in this Second Restated Agreement shall be deemed to include “including (but not limited to)”.

30.	All per share amounts set forth herein shall be equitably adjusted for any stock split, stock combination, stock dividend, reorganization, recapitalization, reclassification or other similar event affecting the Company’s common stock as a whole that occurs on or after the date hereof.

EXECUTED AS AN AGREEMENT

Court Cavendish Ltd:	Long Blockchain Corp.

/s/ Chai Patel	/s/ Andy Shape
Director	Chief Executive Officer

In the presence of:	In the presence of:

/s/	/s/
Witness sign here	Witness sign here

Witness name	Witness name

Witness address	Witness address

EXHIBIT A

FORM OF WARRANT

THE REGISTERED HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED. NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

VOID AFTER 5:00 P.M. EASTERN TIME, JANUARY [●], 2023

WARRANT

for the Purchase of

[●]1 Shares of Common Stock

of

LONG BLOCKCHAIN CORP.

1. Warrant.

THIS CERTIFIES THAT, for good and valuable consideration, duly paid by or on behalf of [●]2 (the “Holder”), as registered owner of this Warrant, to Long Blockchain Corp. (the “Company”), Holder is entitled, at any time or from time to time at or after January [●], 20193 (the “Commencement Date”), and at or before 5:00 p.m., Eastern Time January [●], 20234 (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [●] ([●])5 shares of Common Stock of the Company, $0.0001 par value (“Common Stock”). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Warrant. This Warrant is initially exercisable at $[●]6 per share of Common Stock purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the exercise price and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context, of a share of Common Stock. The terms “Securities” or “Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of this Warrant.

1 For the Lender, 1,300,000; for each of the individuals listed in Schedule 10 of the Second Restated Agreement, the amount specified in such schedule.

2 Name of Lender or individual listed in Schedule 10 of the Second Restated Agreement.

3 The day of execution of the Second Restated Agreement.

4 The day prior to the four year anniversary of the execution of the Second Restated Agreement.

5 For the Lender, 1,300,000; for each of the individuals listed in Schedule 10 of the Second Restated Agreement, the amount specified in such schedule.

6 For the Lender, $0.20; for each of the individuals listed in Schedule 10 of the Second Restated Agreement, $0.25.

2. Exercise.

2.1. Exercise Form. In order to exercise this Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and, unless Holder elects to exercise this Warrant on “cashless” basis pursuant to Section 2.2 by so specifying in the exercise form, payment in cash of the Exercise Price for the Securities being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. Under no circumstances will the Company be required to net cash settle this Warrant upon its exercise.

2.2. Cashless Exercise. In lieu of paying cash pursuant to Section 2.1 above, Holder may elect to exercise this Warrant on a “cashless” basis and receive the number of Shares equal to the value of this Warrant (or the portion thereof being exercised), in which event the Company shall issue Shares to Holder in accordance with the following formula:

X	=	Y * (A - B) / A

where:

X	=	the number of Shares to be issued to Holder;

Y	=	the number of Shares for which the Warrant is being exercised;

A	=	the fair market value of one Share; and

B	=	the Exercise Price.

For purposes of this Section 2.2, the fair market value of a Share shall be the average VWAP per share of Common Stock (as reported by Bloomberg) for the ten trading days immediately preceding the date of exercise; provided, however, if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors. “VWAP” shall mean, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a national securities exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the exchange on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), or (b) if the Common Stock is not then listed or quoted for trading on a national securities exchange and if prices for the Common Stock are then reported by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the closing bid price per share of the Common Stock so reported.

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2.3. Delivery of Certificates Upon Exercise. Shares of Common Stock purchased hereunder shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and there is an effective registration statement permitting the resale of the Warrant Shares by the Holder (provided the Holder and/or its broker deliver all certifications and other documentation reasonably requested by the Company’s transfer agent or counsel to the Company), and otherwise by physical delivery of a certificate to the address specified by the Holder in the Notice of Exercise, by the date that is two (2) trading days after the latest of (x) the delivery to the Company of the Notice of Exercise Form, (y) surrender of this Warrant (if required) and (z) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid (such date, the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid.

3. Transfer. The registered Holder of this Warrant, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Warrant to anyone except upon compliance with, or pursuant to exemptions from, applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

4. New Warrants to be Issued.

4.1. Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds (or conversion equivalent) sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of shares of Common Stock and Warrants purchasable hereunder as to which this Warrant has not been exercised or assigned.

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4.2. Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5. Adjustments

5.1. Adjustments to Exercise Price and Number of Securities. The Exercise Price and the Securities underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

5.1.1. Stock Dividends, Recapitalization, Reclassification, Split-Ups. If, after the date hereof, and subject to the provisions of Section 5.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

5.1.2. Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 5.2, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

5.1.3. Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 5.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

5.1.4. Replacement of Securities upon Reorganization, Etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Sections 5.1.1 or 5.1.2 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Sections 5.1.1 or 5.1.2, then such adjustment shall be made pursuant to Sections 5.1.1, 5.1.2, 5.1.3 and this Section 5.1.4. The provisions of this Section 5.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

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5.1.5. Changes in Form of Warrant. This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants in this form issued in connection with a transfer or exercise of a Warrant after such change may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrants initially issued. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

5.2. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

6. Reservation and Listing or Quoting.

The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges or quoted on all over-the-counter markets on which the Common Stock is then listed and/or quoted.

7. Certain Notice Requirements.

7.1. Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

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7.2. Events Requiring Notice. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a merger or reorganization in which the Company is not the surviving party, or (iv) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

7.3. Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 5 hereof, send notice to the Holder of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

7.4. Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt by the party to which notice is given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

8. Miscellaneous.

8.1. No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

8.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

8.3. Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

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8.4. Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

8.5. Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the law of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

8.6. Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the [●] day of January, 2019.

LONG BLOCKCHAIN CORP.

By:
Name:
Title:

WARRANT EXERCISE FORM

Date: _____________________

Long Blockchain Corp.

12-1 Dubon Court

Farmingdale, NY 11735

Ladies and Gentlemen:

[The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ________ shares of Common Stock of Long Blockchain Corp. pursuant to Section 2.1 thereof, and hereby makes payment of $____________ (at the rate of $_________ per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock in accordance with the instructions given below.]

[or]

[The undersigned hereby elects irrevocably to exercise the within Warrant as to ________ shares of Common Stock of Long Blockchain Corp., on a “cashless” basis, and to receive _________ shares of Common Stock, equal to the value of such Warrant as of the date hereof, pursuant to and in accordance with Section 2.2 thereof. Please issue the Common Stock in accordance with the instructions given below.]

The undersigned represents and warrants that (i) it is acquiring the Securities for its own account for investment purposes only and not with a view to, or for sale in connection with, any subsequent distribution of the securities, and it has no present intention of selling or otherwise disposing of the Securities in violation of the securities laws of the United States, and (ii) it is familiar with the proposed business, management, financial condition and affairs of the Company, it has had both the opportunity to ask questions of and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and has obtained, in its judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. Capitalized terms have the meanings ascribed to them in the within Warrant.

Name

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

(Print in Block Letters)

Name:

Address:

ASSIGNMENT FORM

FOR VALUE RECEIVED, ________________________________ does hereby sell, assign and transfer unto _________________________________ the right to purchase _______________ shares of Common Stock of Long Blockchain Corp. (“Company”) evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:

Name

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

This Security Agreement, dated as of January 18, 2019 (this “Agreement”), between Court Cavendish Ltd, a company incorporated in England and Wales under no. 04290684 (the “Lender”), and Long Blockchain Corp., a Delaware corporation (the “Company”).

WHEREAS, the Company has entered into (a) that certain Loan and Option Agreement, dated as of December 21, 2017, with the Company (as amended, the “Original Agreement”), (b) that certain Amended and Restated Loan and Option Agreement, dated as of May 4, 2018, with the Company (as amended, the “Restated Agreement”) and (c) that certain Second Amended and Restated Loan and Option Agreement, dated as of January 18, 2019, with the Company (as amended, the “Second Restated Agreement” and together with the Original Agreement and the Restated Agreement, the “Loans”);

WHEREAS, this Agreement is given by the Company in favor of the Lender to secure the payment and performance of all of the whole sum of principal and accrued interested owed under any Loan (collectively, the “Secured Obligations”), in each case subject to the security interest provided to Radium2 Capital Inc. (“Radium”) securing the Company’s obligations to Radium under that Certain Agreement for the Purchase and Sale of Future Receipts between the Company and Radium, dated as of November 24, 2017 (the “Radium Secured Obligations”); and

WHEREAS, it is a condition precedent to the transactions contemplated by the Loans that this Agreement shall have been executed and delivered by each of the parties hereto.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1 Definitions.

1.01 Certain Uniform Commercial Code Terms. All terms defined in the New York Uniform Commercial Code (“UCC”), where used herein, shall have the respective meanings given to those terms in the UCC, except where otherwise defined in this Agreement.

1.02 Additional Definitions. In addition, as used herein:

“Collateral” has the meaning assigned to such term in Section 3.

“Contract” means all written contracts and agreements between the Company and any other Person (in each case, whether third party or intercompany) as the same may be amended, extended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, including (i) all rights of the Company to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Company to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of the Company to damages arising thereunder and (iv) all rights of the Company to terminate and to perform and compel performance of, such contracts and to exercise all remedies thereunder.

“Copyright Collateral” means all Copyrights, whether now owned or hereafter acquired by the Company.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.

“Insurance” means all property and casualty insurance policies covering any or all of the Collateral (regardless of whether the Lender is the loss payee thereof).

“Patent Collateral” means all Patents, whether now owned or hereafter acquired by the Company and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect thereto.

“Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Receivable” means all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Trademark Collateral” means all Trademarks, whether now owned or hereafter acquired by the Company, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.

Section 2 Representations and Warranties. The Company represents and warrants to the Lender that:

2.01 Title. The Company is the sole legal and beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 and no lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than the Radium Secured Obligations.

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2.02 Names. The full and correct legal name, type of organization, jurisdiction of organization, and mailing address of the Company as of the date hereof are correctly set forth in Annex 1.

Section 3 Collateral. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Lender as hereinafter provided a security interest in all of the Company’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 3 being collectively referred to herein as “Collateral”), in each case, subject to the Radium Secured Obligations:

(a) all Accounts, Receivables and Receivables Records;

(b) all As-Extracted Collateral;

(c) all Chattel Paper;

(d) all Deposit Accounts;

(e) all Documents;

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Goods not covered by the other clauses of this Section 3;

(j) all Instruments, including all Promissory Notes;

(k) all Insurance;

(l) all Intellectual Property;

(m) all Inventory;

(n) all Investment Property, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;

(o) all Letter-of-Credit Rights;

(p) all Money, as defined in Section 1-201(24) of the UCC;

(q) all Commercial Tort Claims, as defined in Section 9 102(a)(13) of the UCC;

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(r) all other tangible and intangible personal property whatsoever of the Company; and

(s) all Proceeds of any of the Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company),

IT BEING UNDERSTOOD, HOWEVER, that in no event shall the security interest granted under this Section 3 attach to, and the definition of Collateral shall exclude, any permit, lease, license, contract, property rights or agreement to which the Company is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Company therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such permit, lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction).

Section 4 Further Assurances; Remedies. In furtherance of the grant of the security interest pursuant to Section 3, the Company hereby agrees as follows:

4.01 Delivery and Other Perfection.

(a) The Company shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or, as determined by the Lender, desirable to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Lender to exercise and enforce its rights hereunder with respect to such security interest, in each case, subject to the Radium Secured Obligations.

(b) In furtherance of the Lender’s rights hereunder, upon the occurrence of a default as set forth in clause (ii) of Section 19 of the Second Restated Agreement, the Company hereby grants to the Lender an irrevocable, non-exclusive license, exercisable without royalty or other payment by the Lender, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any Patent, Trademark, Copyright or other Intellectual Property in which the Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

4.02 Preservation of Rights. The Lender shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

4.03 Remedies. Upon the occurrence of a default as set forth in any Loan, the Lender shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted.

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4.04 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

4.05 Locations; Names. Without at least 30 days’ prior written notice to the Lender, the Company shall not (i) change its location (as defined in Section 9-307 of the UCC), (ii) change its name from the name shown as its current legal name on Annex 1, or (iii) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one UCC category to another such category (such as from a General Intangible to Investment Property), if the effect of any such change described in this clause (iii) would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the UCC) over such item of Collateral.

4.06 Perfection and Recordation. The Company authorizes the Lender to file (a) UCC financing statements describing the Collateral as “all assets” or “all personal property” of the Company (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3); and (b) any Trademark, Patent, Copyright and/or copyright security agreement required in order to perfect any lien granted pursuant to Section 3 in Trademark Collateral, Patent Collateral or Copyright Collateral, respectively, but Lender shall not be obligated to make any such filings.

4.07 Termination. Upon the payment of all principal and accrued interest owed under any Loan, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Lender and the Company hereunder shall terminate, and the Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company; provided, however, that any security interest granted pursuant to this Agreement or any Loan to the Lender with respect to the membership interests of Long Island Brand Beverages, LLC, a New York limited liability company and subsidiary of the Company (“Beverages”), and any portion of the Collateral separately owned and operated by Beverages, shall terminate the earlier of (a) immediately upon the closing of any merger, consolidation, share exchange, reorganization, recapitalization or other similar transaction, business combination of Beverages or the sale of all or substantially all of the assets of Beverages or (b) the payment of all principal and accrued interest owed under any Loan. The Lender shall also, at the expense of the Company, execute and deliver to the Company upon such termination such UCC termination statements and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the liens on the Collateral as required by this Section 4.07. The obligations of the Lender set forth in this Section 4.07 shall survive the termination of this Agreement.

4.08 Further Assurances. The Company agrees that, from time to time upon the written request of the Lender, the Company will execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order fully to effect the purposes of this Agreement.

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Section 5 Miscellaneous.

5.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and as specified in Section 23 of the Second Restated Agreement.

5.02 No Waiver. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the Loans shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

5.03 Amendments. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Lender.

5.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and the Lender (provided that the Company shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender).

5.05 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

5.06 Governing Law. This Agreement and the rights and obligations of the parties under this Agreement and any dispute of claims arising in connection therewith shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

5.07 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

5.08 Captions. The captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.09 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.10 Entire Agreement. This Agreement and the Loans constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

6

EXECUTED AS AN AGREEMENT

Court Cavendish Ltd:	Long Blockchain Corp.

Director	Chief Executive Officer

In the presence of:	In the presence of:

Witness sign here	Witness sign here

Witness name	Witness name

Witness address	Witness address

[Signature Page to Security Agreement]

Annex 1

FILING DETAILS

Legal Name of Company	Type of Organization	Other legal names and dates of change	Changes in identity or corporate structure in past five years	Jurisdiction of Organization	Organizational Identification Number	Place(s) of Business
Long Blockchain Corp.	Corporation	Long Island Iced Tea Corp. December 20, 2017	None.	Delaware	47-2624098	12-1 Dubon Court, Farmingdale, New York 11735

Annex 1 to Security Agreement